Exhibit (32.1)

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:

(a)	the Quarterly Report on Form 10-Q of Ecolab Inc. for the quarter ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: October 31, 2024	/s/ Christophe Beck
Christophe Beck
Chief Executive Officer

Dated: October 31, 2024
/s/ Scott D. Kirkland
Scott D. Kirkland
Chief Financial Officer